EXHIBIT 10.1

RESIGNATION AGREEMENT

This Resignation Agreement (this “Agreement”) is made as of October 3, 2017 by and between Scott A. Estes (“Executive”) and Welltower Inc., a Delaware corporation (the “Company”).

                WHEREAS, Executive and the Company entered into the Third Amended and Restated Employment Agreement, dated June 16, 2017 (the “Employment Agreement”) and Executive is currently serving as the Company’s Executive Vice President – Chief Financial Officer;

                WHEREAS, Executive has determined that it is in his best interests to resign his positions with the Company and the Company has agreed with that determination;

                WHEREAS, in consideration for Executive’s execution and non-revocation of this Agreement, the Company shall pay to Executive the payments described in Section 5(a) of the Employment Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties agree with each other as follows:

1.       TERMINATION DATE.

a.             Executive’s last day of employment with the Company is October 3, 2017 (the “Termination Date”).  Effective as of the Termination Date, Executive also hereby resigns all other positions Executive holds (i) with the Company, (ii) with any of the Company’s direct and indirect subsidiaries and/or affiliates, or (iii) with any other organization as to any position held at the request of, as a representative of, or for the benefit of the Company.  Executive agrees to take any additional necessary steps and sign any additional documentation that may be reasonably requested by the Company in order to give full effect or confirmation of such resignations.

b.             The Employment Agreement is terminated as of the Termination Date, except (i) as provided in Section 17 of the Employment Agreement.

c.              As of the Termination Date, Executive will have no authority or power to bind the Company or to represent the Company in relation to third parties or to represent to third parties that Executive has authority or power to bind the Company or represent the Company.

2.       PAYMENTS UPON TERMINATION.    Within sixty (60) days following the Termination Date, or such earlier time as required by law or indicated below in this Section 2, the Company shall provide for the following to Executive:

a.             Base Compensation (as defined in the Employment Agreement) accrued, but unpaid, through the Termination Date;

b.             any accrued but unpaid PTO through the Termination Date;

c.              any nonforfeitable benefits payable to Executive under the terms of any deferred compensation, incentive or other benefit plans maintained by the Company, payable in accordance with the terms of the applicable plan; and

d.             any expenses owed to Executive under Section 4(d) of the Employment Agreement.

3.       PAYMENTS FOLLOWING RESIGNATION.  The following payments (to which Executive would not otherwise be entitled) are being offered in consideration for Executive’s execution and delivery of this Agreement, including the release attached hereto as Exhibit A (the “Release”), and it becoming effective on or before November 2, 2017, and are subject to Executive’s compliance with the covenants and other obligations set forth in Sections 5(a), 5(b), 5(c), 5(d) and 5(e) of this Agreement and Sections 9 and 10 of the Employment Agreement, all of which must be satisfied in full in order for the payments set forth below in this Section 3 to be earned.  Notwithstanding the foregoing, any benefits payable under the 2017-2019 Long-Term Incentive Program shall be governed by the terms of such Program and the separate form of Waiver and Release of Claims required thereunder, which is attached hereto as Exhibit B.

a.             a series of semi-monthly severance payments for the period commencing immediately following the Termination Date and concluding on January 31, 2019 (the “Severance Period”), each semi-monthly payment in an amount equal to one-twenty fourth (1/24th) of $1,355,382 (i.e., the sum of (i) Executive’s Base Compensation, as in effect on the Termination Date, which is $510,000, and (ii) the greater of (A) the annual bonus paid to Executive for the last fiscal year preceding the Termination Date, or (B) a minimum bonus equal to thirty-five percent (35%) of Executive’s Base Compensation, which greater amount is $845,382). Notwithstanding the foregoing, for the period between the Termination Date and October 15, 2017, this amount will be prorated by multiplying such amount by 0.80;

b.             a pro-rated portion of the annual bonus that Executive would have earned for 2017 if Executive had remained employed for the entire year, based on the number of days in 2017 that have elapsed as of the Termination Date, payable at the time that the Company pays bonuses to its executive officers for 2017 (for the avoidance of doubt, the individual performance component of this annual bonus will be scored at the mid-point between Executive’s threshold and target amount);

c.              all of Executive’s outstanding stock options, restricted stock or other equity awards with time-based vesting shall become fully vested and, in the case of stock options, exercisable in full, and Executive shall have the right to exercise such stock options during a period of ninety (90) days following the Termination Date (the “90 Day Period”) as provided in the agreements documenting the terms of Executive’s outstanding stock options.  With respect to such outstanding stock options, in the event that the Company determines, in accordance with the terms of the Company’s Insider Trading Policy (the “Policy”) that the trading window shall be closed to Executive during the entire 90 Day Period such that Executive is prohibited under the Policy from selling any Option Shares (as defined below) during the entire 90 Day Period, the Company shall extend the 90 Day Period for an additional five (5) trading days, beginning on the first day that the Executive could sell any Option Shares without violating the Policy (the “Extended Period”).  The term “Option Shares” shall mean shares of the Company’s common stock acquired upon the exercise by Executive of an outstanding stock option on or after the Termination Date and during the 90 Day Period.  For the avoidance of doubt, (i) there shall be no Extended Period except under the circumstances described above in this Section 3(c), and (ii) the Company shall have no obligation to Executive other than to notify him while he remains subject to the Policy when the trading window for trading the Company’s common stock in accordance with the Policy opens or closes.

d.             the treatment of all of Executive’s outstanding stock options, restricted stock, restricted stock units or other equity awards with performance-based vesting shall be determined in accordance with the long-term incentive plan, and any other plans, pursuant to which such awards were granted and the applicable award agreement; and

e.              continued coverage under any group health plan maintained by the Company in which Executive participated as of the Termination Date through January 31, 2019, or until, if earlier, the date Executive obtains comparable coverage under benefit plans maintained by a new employer, at an after-tax cost to Executive comparable to the cost that Executive would have incurred for the same coverage had he remained employed during such period; provided, however, that the benefit set forth in this Section 3(e) (i) will be treated as taxable income to Executive and (ii) is contingent on Executive’s timely election of continuation coverage as provided under the Consolidated Omnibus Budget Reconciliation Act of 1986, as set forth in Sections 601-609 of the Employee Retirement Income Security Act of 1974, as amended.

Executive represents that Exhibit C is a correct and complete list of all of Executive’s outstanding stock options, restricted stock, restricted stock units or other equity based awards with time-based vesting or performance-based vesting.

The pro-rated bonus payable pursuant to subsection (b) shall be paid after the Compensation Committee has approved bonuses payable for the 2017 calendar year.  All payments to be made, vesting restrictions to be lifted, or settlements to occur pursuant to subsections (c) and (d) (excluding stock options) shall be made to Executive on the first business day following the date that is sixty (60) days following the Termination Date (except as otherwise expressly provided in the applicable award agreement).  The payments set forth in subsection (a) shall commence on the 60th day following the Termination Date and conclude no later than January 31, 2019, with the first payment including all amounts accrued to date.

4.       CONDITIONS OF PAYMENTS.

a.             If this Agreement does not become effective and irrevocable by its terms on or before November 2, 2017, the Company will have no obligation to make the payments set forth in Section 3 of this Agreement.

b.             If Executive violates any of his obligations, covenants or representations under Section 5(a), 5(b), 5(c), 5(d) or 5(e) of this Agreement, then (i) the Company’s obligations to provide the payments under Section 3 of this Agreement will immediately cease, (ii) Executive shall be obligated to return to the Company any compensation paid or provided to Executive pursuant to Section 3 of this Agreement, and (iii) the Company will be entitled to obtain all other remedies provided by law or in equity.

5.       COVENANTS BY EXECUTIVE.

a.             Protection of Confidential Information.  Executive hereby agrees that he shall not, directly or indirectly, disclose or make available to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, any Confidential Information (defined below).  Executive further agrees that, upon the Termination Date, all Confidential Information in his possession that is in written or other tangible form shall be returned to the Company and shall not be retained by Executive or furnished to any third party, in any form except as provided herein.  Notwithstanding the foregoing, this Section 5(a) shall not apply to Confidential Information that (i) was publicly known at the time of disclosure to Executive, (ii) becomes publicly known or available thereafter other than by any means in violation of this Agreement or any other duty owed to the Company by Executive, (iii) is lawfully disclosed to Executive by a third party, or (iv) is required to be disclosed by law or by any court, arbitrator or administrative or legislative body with actual or apparent jurisdiction to order Executive to disclose or make accessible any information.  As used in this Agreement, “Confidential Information” means, without limitation, any non-public confidential or proprietary information disclosed to Executive or known by Executive as a consequence of or through Executive’s relationship with the Company, in any form, including electronic media.  Confidential Information also includes, but is not limited to, the Company’s business plans and financial information, marketing plans, and business opportunities.  Nothing herein shall limit in any way any obligation Executive may have relating to Confidential Information under any other agreement or promise to the Company.

Executive specifically acknowledges that all such Confidential Information, whether reduced to writing, maintained on any form of electronic media, or maintained in the mind or memory of Executive and whether compiled by the Company, and/or Executive, derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use, that reasonable efforts have been made by the Company to maintain the secrecy of such information, that such information is the sole property of the Company and that any retention and use of such information by Executive during his employment with the Company (except in the course of performing his duties and obligations to the Company) or after the Termination Date shall constitute a misappropriation of the Company’s trade secrets.

Executive agrees that Confidential Information gained by Executive during Executive’s association with the Company, has been developed by the Company through substantial expenditures of time, effort and money and constitutes valuable and unique property of the Company.  Executive recognizes that because his work for the Company brought him into contact with confidential and proprietary information of the Company, the restrictions of this Section 5(a) are required for the reasonable protection of the Company and its investments.  Executive further understands and agrees that the foregoing makes it necessary for the protection of the Company’s business that Executive not compete with the Company for a reasonable period after the Termination Date, as further provided in Section 5(b).

Executive understands that nothing contained in this Agreement limits Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (each a “Government Agency”).  Executive further understands that this Agreement does not limit Executive’s ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company.  However, to the maximum extent permitted by law, Executive agrees that if such a charge or complaint is made, Executive shall not be entitled to recover any individual monetary relief or other individual remedies.  This Agreement does not limit or prohibit Executive’s right to receive an award for information provided to any Government Agency to the extent that such limitation or prohibition is a violation of law.

Executive affirms that Executive has not divulged any proprietary or confidential information of the Company and will continue to maintain the confidentiality of such information consistent with the Company’s policies and Executive’s agreement(s) with the Company and/or common law.  Executive further affirms that Executive is not aware of and has not reported any allegations of wrongdoing by the Company or its officers or directors, including any allegations of corporate fraud, to a Government Agency or other person, and therefore has not been retaliated against for reporting any allegations of wrongdoing by the Company or its officers or directors, including any allegations of corporate fraud.

b.             Non-Competition.  Executive hereby agrees that he will not at all during the Severance Period (the “Restricted Period”), engage in the (i) ownership or operation of Health Care Facilities (defined below); (ii) investment in or lending to Health Care Facilities; (iii) management of Health Care Facilities; or (iv) provision of any planning, development or executive services for Health Care Facilities.  “Health Care Facilities” means any senior housing facilities, facilities used or intended for the delivery of health care services, active adult communities, independent living facilities, assisted living facilities, skilled nursing facilities, inpatient rehabilitation facilities, ambulatory surgery centers, medical office buildings and/or hospitals.  Executive will be deemed to be engaged in such competitive business activities if he participates in such a business enterprise as an employee, officer, director, consultant, agent, partner, proprietor, or other participant; provided that the ownership of no more than two percent (2%) of the stock of a publicly traded Company engaged in a competitive business shall not be deemed to be engaging in competitive business activities.  For the avoidance of doubt, the payment of cash severance set forth in Section 3(a), as well as the provision of continued coverage under any group health plan set forth in Section 3(e), to the extent not terminated sooner as set forth in Section 3(e), shall run through the Restricted Period. Nonetheless, all severance benefits set forth in Section 3 are subject to the Conditions of Payment set forth in Section 4.

c.              Non-Solicit of Employees. During the Restricted Period, Executive will be prohibited, to the fullest extent allowed by applicable law, from directly or indirectly, individually or on behalf of any person or entity, encouraging, inducing, attempting to induce, recruiting, attempting to recruit, soliciting or attempting to solicit or participating in the recruitment for employment, contractor or consulting opportunities anyone who is employed at that time by the Company or any subsidiary or affiliate.

d.             Non-Disparagement. Executive will not make or authorize anyone else to make on Executive’s behalf any disparaging or untruthful remarks or statements, whether oral or written, about the Company, its operations or its products, services, affiliates, officers, directors, employees, or agents, or issue any communication that reflects adversely on or encourages any adverse action against the Company.  Executive will not make any direct or indirect written or oral statements to the press, television, radio or other media or other external persons or entities concerning any matters pertaining to the business and affairs of the Company, its affiliates or any of its officers or directors.

e.              Return of Company Materials.

i.                     Definition of Electronic Media Equipment and Electronic Media Systems.  For purposes of this Agreement, “Electronic Media Equipment” includes, but is not limited to, computers, external storage devices, thumb drives, handheld electronic devices, telephone equipment, and other electronic media devices. Additionally, “Electronic Media Systems” includes, but is not limited to, computer servers, messaging and email systems or accounts, and web-based services (including cloud-based information storage accounts), whether provided for Executive’s use directly by the Company or by third-party providers on behalf of the Company.

ii.                    Return of Company Property. Executive understands and agrees that anything that he created or worked on for the Company while working for the Company belongs solely to the Company and that Executive cannot remove, retain, or use such information without the Company’s express written permission. Accordingly, on or before the Termination Date, Executive will immediately deliver to the Company, and will not keep in his possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Confidential Information, all Company equipment including all Company Electronic Media Equipment, all tangible embodiments of Confidential Information, all electronically stored information and passwords to access such property, Company credit cards, records, data, notes, notebooks, lists, books, client contact information, reports, files, proposals, lists, correspondence, specifications, software, any other documents and property, and reproductions of any of the foregoing items, including, without limitation, those records maintained on a cloud storage network.

iii.                  Return of Company Information on Company Electronic Media Equipment.  Executive agrees that he has not and will not copy, delete, or alter any information, including personal information voluntarily created or stored, contained upon his Company Electronic Media Equipment prior to returning any information to the Company.

iv.                  Return of Company Information on Personal Electronic Media Equipment.  In addition, if Executive has used any personal Electronic Media Equipment or personal Electronic Media Systems to create, receive, store, review, prepare or transmit any Company information, including but not limited to, Confidential Information, Executive agrees, on or before the Termination Date, to make a prompt and reasonable search for such information in good faith, including reviewing any personal Electronic Media Equipment or personal Electronic Media Systems to locate such information and if he locates such information, he agrees to notify the Company of that fact and then provide the Company with a computer-useable copy of all such Company information from those equipment and systems or a reasonable opportunity to create such a copy; and he agrees to cooperate reasonably with the Company to verify that the necessary copying is completed (including upon request providing a sworn declaration confirming the return of property and deletion of information), and, upon confirmation of compliance by the Company, he agrees to delete and expunge all Company information.

v.                   Breach of Section 5(e).  To the extent the Company reasonably believes there is a breach of Section 5(e) and to the extent such breach of Section 5(e) is curable, the Company will give Executive written notice of such breach and a period of not less than five (5) business days to substantially cure the same.  Additionally, to the extent Executive determines he is in breach of Section 5(e), he shall notify the Company and substantially cure such breach within five (5) business days of determining such breach.  If Executive substantially cures the breach discussed in this Section 5(e)(v) within such cure period, he will be deemed to be in compliance with Section 5(e).

f.              While employed by the Company and during the Restricted Period, Executive will communicate the contents of this Section 5 to any person, firm, association, partnership, corporation or other entity that Executive intends to be employed by, associated with, or represent.

g.              For the avoidance of doubt, any breach of Section 5(a) through 5(e) of this Agreement, inclusive, shall constitute a material breach of this Agreement.  Notwithstanding Section 6 of this Agreement, the parties agree that it would be difficult to fully compensate the Company for damages resulting from the breach or threatened breach of the covenants set forth in Sections 5(a) through 5(e) of this Agreement and accordingly agree that the Company shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, or to obtain specific performance, without the need to post any bond, to enforce such provisions in any action or proceeding instituted in the United States District Court for the Northern District of Ohio or in any court in the State of Ohio having subject matter jurisdiction.  This provision with respect to injunctive relief shall not, however, diminish the Company’s right to claim and recover damages.

6.       ARBITRATION.  Subject to Section 5(g) hereof, all claims, disputes, questions, or controversies arising out of or relating to this Agreement or Executive’s employment with the Company, including without limitation the construction or application of any of the terms, provisions, or conditions of this Agreement and any claims for any alleged discrimination, harassment, or retaliation in violation of any federal, state or local law, will be resolved exclusively in final and binding arbitration held under the auspices of the American Arbitration Association (“AAA”) and shall be conducted in accordance with the National Rules for the Resolution of Employment Disputes, or successor rules then in effect. The arbitration will be held in New York, New York, and will be conducted and administered by AAA or, in the event AAA does not then conduct arbitration proceedings, a similarly reputable arbitration administrator. Executive and the Company will select a mutually acceptable, neutral arbitrator from among the AAA panel of arbitrators.  Except as provided by this Agreement, the Federal Arbitration Act will govern the administration of the arbitration proceedings. The arbitrator will apply the substantive law (and the law of remedies, if applicable) of the State of Ohio, or federal law, if Ohio law is preempted, and the arbitrator is without jurisdiction to apply any different substantive law. Executive and the Company will each be allowed to engage in adequate discovery, the scope of which will be determined by the arbitrator consistent with the nature of the claim[s] in dispute. The arbitrator will have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and will apply the standards governing such motions under the Federal Rules of Civil Procedure. The arbitrator will render a written award and supporting opinion that will set forth the arbitrator’s findings of fact and conclusions of law. Judgment upon the award may be entered in any court of competent jurisdiction. The Company will pay the arbitrator’s fees, as well as all administrative fees, associated with the arbitration. Each party will be responsible for paying its own attorneys’ fees and costs (including expert witness fees and costs, if any), provided, however, that the arbitrator may award attorney’s fees and costs to the prevailing party, except as prohibited by law. The existence and subject matter of all arbitration proceedings, including, any settlements or awards there under, shall remain confidential. In entering into this Agreement, both parties are waiving the right to a trial by judge or jury.

7.       SECTION 409A.

a.             This Agreement is intended to comply with Section 409A of the Code and will be administered and interpreted in a manner intended to comply with Code Section 409A.  Any provision that would cause this Agreement or any payment hereof to fail to satisfy Code Section 409A of the Code shall have no force or effect until amended to the minimum extent required to comply with Code Section 409A, which amendment may be retroactive to the extent permitted by Code Section 409A.  A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of amounts or benefits that may be considered “deferred compensation” under Code Section 409A (after taking into account all exclusions applicable to such payments or benefits under Code Section 409A) upon or following a termination of employment unless such termination is also a “Separation from Service” within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a “retirement,” “termination,” “termination of employment” or like terms shall mean Separation from Service.

b.             Any payment scheduled to be made under this Agreement that may be considered “deferred compensation” under Code Section 409A (after taking into account all exclusions applicable to such payments or benefits under Code Section 409A), that are otherwise due on or within the six-month period following the Termination Date will accrue during such six-month period and will instead become payable in a lump sum payment on the first business day period following such six-month period.  Furthermore, if any other payments of money or other benefits due to Executive under this Agreement could cause the application of an accelerated or additional tax under Code Section 409A, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Code Section 409A, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Company, that does not cause such an accelerated or additional tax.  To the extent any reimbursements or in-kind benefits due to Executive under this Agreement constitute “deferred compensation” under Code Section 409A (after taking into account all exclusions applicable to such payments or benefits under Section 409A), any such reimbursements or in-kind benefits shall be paid to Executive in a manner consistent with Treas. Reg. Section 1.409A-3(i)(1)(iv).

c.                Notwithstanding any contrary provision herein, Executive’s right to any payment (including each installment payment) under this Agreement shall be treated as a “separate payment” within the meaning of Code Section 409A.

d.             The Company shall consult with Executive in good faith regarding the implementation of the provisions of this Section 7; provided that the Company shall not have any liability to Executive with respect thereto absent a breach by the Company of this Section 7 and the Company’s employees or representatives shall not have any liability to Executive with respect thereto.

8.       COOPERATION.  To the extent reasonably requested by the CEO of the Company or the Board of Directors of the Company, Executive shall cooperate with the Company in connection with matters arising out of Executive’s service to the Company; provided that, the Company shall make reasonable efforts to minimize disruption of Executive’s other activities.  The Company shall reimburse Executive for reasonable expenses incurred in connection with such cooperation.

9.       NO ADMISSION OF LIABILITY.  Nothing in this Agreement will constitute or be construed in any way as an admission of any liability or wrongdoing whatsoever by the Company or Executive.

10.    PAYMENT OF SALARY AND RECEIPT OF ALL BENEFITS.  Executive acknowledges and represents that, other than the consideration set forth or otherwise referenced in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation, PTO, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Executive.

11.    INTEGRATED AGREEMENT.  This Agreement, including the Release attached as Exhibit A, is intended by the parties to be a complete and final expression of their rights and duties respecting the subject matter of this Agreement and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto, and any prior agreement of the parties hereto in respect of the subject matter contained herein, including but not limited to the Employment Agreement, except as expressly set forth herein (e.g., treatment of certain equity awards pursuant to the applicable plans, awards and other operative documents per Section 3(d) hereof or survival of the Employment Agreement per Section 1(b) hereof). Except as expressly provided herein, nothing in this Agreement is intended to negate Executive’s agreement to abide by the Company’s policies while serving as an employee of the Company (or thereafter to the extent provided by such policies), including but not limited to the Company’s Code of Business Conduct and Ethics and its Employee Handbook, or any other agreement governing the disclosure and/or use of proprietary information, which Executive signed while working with the Company or its predecessors; nor to waive any of Executive’s obligations under state and federal trade secret laws.

12.    TAXES AND OTHER WITHHOLDINGS.  Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable hereunder all federal, state, local and foreign taxes and other amounts that are required to be withheld by applicable laws or regulations, and the withholding of any amount shall be treated as payment thereof for purposes of determining whether Executive has been paid amounts to which he is entitled.  Executive acknowledges that (i) the Company has made no representation to Executive as to the tax treatment of any compensation or benefits to be paid to Executive under this Agreement and (ii) the Company has no obligation to “gross-up” any amount payable to Executive under this Agreement for taxes payable by Executive thereon.

13.    SURVIVAL.  Except as mutually agreed in writing in accordance with Section 15 below, the covenants, agreements, representations and warranties contained in or made in Section 4, 5, 6, 8, 9, 10, 11, 15 and this Section 13 of this Agreement shall survive any termination of this Agreement.

14.    WAIVER.  Neither party shall, by mere lapse of time, without giving notice or taking other action hereunder, be deemed to have waived any breach by the other party of any of the provisions of this Agreement. Further, the waiver by either party of a particular breach of this Agreement by the other shall neither be construed as, nor constitute, a continuing waiver of such breach or of other breaches of the same or any other provision of this Agreement.

15.    MODIFICATION.  This Agreement may not be modified or terminated unless such modification or termination is embodied in writing, signed by the party against whom the modification is to be enforced.

16.    NOTICE.  Except as otherwise expressly provided in this Agreement, any notice to either party hereunder shall be in writing and sent by overnight courier, certified mail, or registered mail (return receipt requested), postage prepaid, addressed as follows (or to such other address as such party may designate in writing from time to time):

If to the Company:

Welltower Inc.

4500 Dorr Street

Toledo, OH  43615

Attention:  Legal Department

                If to the Executive, at the address on file with the Company’s Human Resources

                Department.

                The actual date of mailing, as shown by a mailing receipt therefor, shall determine the time at which notice was given.

17.    ASSIGNMENT AND SUCCESSORS.   The Company shall have the right to assign its rights and obligations under this Agreement to an entity that, directly or indirectly, acquires all or substantially all of the assets or the business of the Company.  The rights and obligations of the Company under this Agreement shall inure to the benefit and shall be binding upon the successors and assigns of the Company. Executive shall not have any right to assign his obligations under this Agreement and shall only be entitled to assign his rights under this Agreement upon his death (in which case any payments or benefits provided hereunder will be provided to his designated beneficiary or, if no such beneficiary has been designated, to his estate), solely to the extent permitted by this Agreement, or as otherwise agreed to by the Company.

18.    SEVERABILITY.  Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Moreover, if any of the provisions contained in this Agreement is determined by an arbitrator or court of competent jurisdiction to be unenforceable because it is excessively broad in scope, whether as to duration, activity, geographic application, subject or otherwise, it shall be construed, by limiting or reducing it to the extent legally permitted, so as to be enforceable to the extent compatible with then applicable law in order to achieve the intent of the parties.

19.    GOVERNING LAW.  This Agreement will be construed, interpreted, governed and enforced in accordance with the laws of the State of Ohio, without regard to its conflict of laws principles.

20.    COUNTERPARTS.   This Agreement may be executed in counterparts and delivered by means of facsimile or portable document format (PDF), each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed, and the Executive has hereunto set his hand, effective as of the day and year first written above.

WELLTOWER INC.                                                        EXECUTIVE

By: /s/ Matthew McQueen                                                                /s/ Scott A. Estes

Name:    Matthew McQueen                                            Scott A. Estes

Title:  Senior Vice President,

General Counsel and Corporate Secretary

Date: October 3, 2017                                                        Date: October 3, 2017

Exhibit A

WAIVER AND RELEASE OF CLAIMS

This WAIVER AND RELEASE OF CLAIMS (this “Agreement”) is made by and between Welltower Inc. (the “Company”) and Scott A. Estes on behalf of himself and his agents, heirs, executors, administrators, successors and assigns (collectively referred to herein as “Executive”).

1.       General Release of Claims.

1.1.     General Release of All Claims.  In exchange for the payments and benefits provided by the Company under the Resignation Agreement between the Company and Executive, dated October 3, 2017 (the “Resignation Agreement”), which Executive acknowledges and agrees provides adequate consideration to which Executive would not otherwise be entitled, Executive unconditionally, knowingly and voluntarily releases, remises, and forever discharges the Company and any of its past or present subsidiaries, divisions, joint ventures, affiliates, related entities, predecessors, merged entities and parent entities, benefit plans, and all of their respective past and present officers, directors, stockholders, employees, partners, members, managers, owners, consultants and advisors, benefit plan administrators and trustees, agents, attorneys, insurers, representatives, affiliates and all of their respective successors and assigns (collectively, the “Company Released Parties”), from any and all claims, actions, causes of action, demands, obligations, grievances, suits, losses, debts and expenses (including attorney’s fees and costs), damages and claims in law or in equity of any nature whatsoever, known or unknown, suspected or unsuspected, Executive ever had, now has, or may ever have against any Company Released Party  up to and including the day on which Executive signs this Agreement.  Without limiting the generality of the foregoing, subject to Section 1.2 below, the claims Executive is waiving include, but are not limited to, (a) any claims, demands, and causes of action alleging violations of public policy, or of any federal, state, or local law, statute, regulation, executive order, or ordinance, or of any duties or other obligations of any kind or description arising in law or equity under foreign, federal, state, or local law, regulation, ordinance, or public policy having any bearing whatsoever on the terms or conditions of Executive’s employment with or by the Company or the termination or resignation of Executive’s employment with the Company or any association or transaction with or by the Company; (b) all claims of discrimination or harassment on the basis of age, sex, race, national origin, religion, sexual orientation, disability, veteran status or any other legally protected category; (c) all claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Fair Labor Standards Act, the Genetic Information Nondiscrimination Act, 42 U.S.C. § 1981, and all other federal, state and local fair employment and anti-discrimination laws, all as amended, including without limitation the Ohio Civil Rights Act, O.R.C. § 4112.01 et seq., the Ohio Age Discrimination in Employment Act, O.R.C. § 4112.14, the Ohio Uniformed Services Employment and Reemployment Act, O.R.C. §§ 5903.01, 5903.02; (d) all claims under the Worker Adjustment and Retraining Notification Act and similar state and local statutes, all as amended; (e) all claims under the National Labor Relations Act, as amended; (f) all claims under the Family and Medical Leave Act and other federal, state and local leave laws, all as amended; (g) all claims under the Employment Retirement Income Security Act, as amended (except with respect to accrued vested benefits under any retirement or 401(k) plan in accordance with the terms of such plan and applicable law); (h) all claims under the False Claims Act, the Securities Exchange Act of 1934, the Commodity Exchange Act, the Consumer Financial Protection Act, the American Recovery and Reinvestment Act, the Foreign Corrupt Practices Act, and the EU Competition Law, all as amended; (i) all claims of whistleblowing and retaliation under federal, state and local laws, including without limitation the Ohio Whistleblower Protection Act, O.R.C. § 4113.51 et. seq., Ohio statutory provisions regarding retaliation/discrimination for pursuing a workers compensation claim; (j) all claims under the Ohio Minimum Fair Wages Act, O.R.C. §  4111.01 et seq.; (k) all claims under the Ohio Wage Payment Act, O.R.C. §  4113.15; (l) all claims under any principle of common law or sounding in tort or contract; (m) all claims concerning any right to reinstatement; (n) all claims under the Immigration Reform and Control Act; (o) all claims under the Fair Credit Reporting Act; (p) all claims under The Equal Pay Act; (q) all claims for attorneys’ fees, costs, damages or other relief (monetary, equitable or otherwise), whether under foreign, federal, state or local law, whether statutory, regulatory or common law, to the fullest extent permitted by law; and (r) all claims under any policy, agreement, contract, understanding or promise, written or oral, formal or informal, between any of the Company Released Parties and Executive.  Further, each of the persons and entities released herein is intended to and shall be a third-party beneficiary of this Agreement.

1.2.     Claims Not Released.  This release of claims does not affect or waive: (a) benefits and/or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; (b) any claims Executive may have for his own vested accrued employee benefits under the terms of the Company’s health, welfare, or retirement benefit plans as of Executive’s last day of employment with the Company; (c) any right to pursue claims which by law cannot be waived by signing this Agreement; (d) Executive’s rights to indemnification under any indemnification agreement he has with the

Company or any other Company Released Party and/or under the Company’s or any Company Released Party’s charter or bylaws, or to whatever coverage Executive may have under the Company’s or any Company Released Party’s directors’ and officers’ insurance policy for acts and omissions when Executive was an officer or director of the Company or of any Company Released Party; or (e) Executive’s right to enforce this Agreement and the Resignation Agreement (including, for the avoidance of doubt, his rights with respect to the equity awards described in Exhibit C of the Resignation Agreement).

1.3.     Government Agencies.  Notwithstanding any other provision in this Agreement to the contrary, nothing contained in this Agreement limits Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (each a “Government Agency”). Executive further understands that this Agreement does not limit Executive’s ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. However, to the maximum extent permitted by law, Executive agrees that if such a charge or complaint is made, Executive shall not be entitled to recover any individual monetary relief or other individual remedies.  This Agreement does not limit or prohibit Executive’s right to receive an award for information provided to any Government Agency to the extent that such limitation or prohibition is a violation of law.

1.4.     Collective/Class Action Waiver.  If any claim is not subject to release, to the extent permitted by law, Executive waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which the Company or any other Company Released Party is a party.

1.5.     Release of Unknown Claims.   Executive intends that this release of claims cover all claims described above, whether or not known to Executive.  Executive further recognizes the risk that, subsequent to the execution of this Agreement, Executive may incur loss, damage or injury which Executive attributes to the claims encompassed by this release.  Executive also expressly waives and relinquishes, to the fullest extent permitted by law, any and all rights he may have under California Civil Code Section 1542, or the comparable provisions of the laws of any other jurisdiction, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

2.       Acknowledgments and Affirmations.

2.1.     Executive affirms that Executive has not filed, caused to be filed, or presently is a party to any claim against any Company Released Party.  Executive also represents and warrants that there has been no assignment or other transfer of any interest in any claim by Executive that is covered by the release set forth in Section 1.

2.2.     Executive affirms that (a) except for the benefits referred to in Section 1.2(b) above, Executive has been paid and/or has received all compensation, wages, bonuses, commissions, and/or benefits which are considered earned and therefore due and payable as of the date Executive signs this Agreement; (b) Executive has been granted any leave to which Executive was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws; (c) Executive has no known workplace injuries or occupational diseases; (d) Executive has not been retaliated against for reporting any allegations of wrongdoing by the Company or its officers; (e) Executive has not been prohibited, restricted or otherwise interfered with by any Company Released Party from communicating with any Governmental Agency as described in Section 1.3 above; and (f) all of the Company’s decisions regarding Executive’s pay and benefits through the date of Executive’s execution of this Agreement were, to Executive’s knowledge,  not discriminatory based on age, sex, race, national origin, religion, sexual orientation, disability, veteran status or any other classification protected by law.

2.3.       Executive hereby represents and warrants that he has not breached any of his obligations under Sections 9 and 10 of the Third Amended and Restated Employment Agreement between Executive and the Company, dated June 16, 2017, as well as the obligations under Section 5 of the Resignation Agreement and hereby ratifies and affirms such obligations, which shall continue in full force and effect in accordance with their terms.

3.       No Admission of Wrongdoing.  Executive and the Company agree that neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed at any time for any purpose as an admission by any Company Released Party of wrongdoing or evidence of any liability or unlawful conduct of any kind.

4.       Consultation with Attorney; Voluntary Agreement.  The Company hereby advises Executive to consult with an attorney of his choosing prior to signing this Agreement.  Executive understands and agrees that Executive has the right and has been given the opportunity to review this Agreement with an attorney.  Executive acknowledges and agrees that the payments and benefits provided by the Company under the terms of the Resignation Agreement are sufficient consideration to require him to comply with his obligations under this Agreement.  Executive represents that he has read this Agreement and understands its terms and that he enters into this Agreement freely, voluntarily, and without coercion. Except as otherwise provided in Section 1.2, EXECUTIVE, FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EXECUTIVE HAS OR MIGHT HAVE AGAINST EACH AND EVERY COMPANY RELEASED PARTY AS OF THE DATE OF EXECUTION OF THIS AGREEMENT.

5.       Effective Date; Revocation.  Executive acknowledges and agrees that: (a) Executive has been given at least twenty-one (21) days during which to review and consider the provisions of this Agreement, although he may at his discretion, knowingly and voluntarily, sign and return the Agreement at any earlier time, but Executive may not sign and return the Agreement until on or after his last day of employment with the Company; (b) modification of this Agreement does not restart this twenty-one (21)-day consideration period; (c) Executive is waiving rights or claims which may be waived by law in exchange for consideration that is not otherwise due to Executive, including claims and rights under the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), and as otherwise described in this Agreement; (d) rights or claims that may arise after the date this Agreement is executed, including those arising under the ADEA, are not waived by this Agreement; (e) at any time within seven (7) days after signing this Agreement, Executive may revoke this Agreement; and (f) this Agreement is not enforceable until the revocation period has passed without a revocation.

To revoke this Agreement, Executive must send a written statement of revocation delivered by certified mail to Welltower Inc., Attn:  Chief Executive Officer, 4500 Dorr Street, Toledo, OH  43615.  This revocation must be received no later than the seventh (7th) day following Executive’s execution of this Agreement. If no such revocation occurs, this Agreement shall become effective on the eighth (8th) day following execution of this Agreement.

In the event that Executive revokes this Agreement, it shall have no force or effect, and Executive shall have no right to receive or retain any payments and benefits provided by the Company under the terms of the Resignation Agreement.

6.       Severability.  In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of the Agreement shall not in any way be affected or impaired thereby.

7.       Waiver.  No waiver by either party of any breach by the other party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any other provision or condition at the time or at any prior or subsequent time.  This Agreement and the provisions contained in it shall not be construed or interpreted for or against either party because that party drafted or caused that party’s legal representative to draft any of its provisions.

8.       Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Ohio, without regard to principles of conflict of laws of such state.

9.       Headings.  All descriptive headings in this Agreement are inserted for convenience only and shall be disregarded in construing or applying any provision of this Agreement.

10.    Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the dates written below.

Dated: October 3, 2017	EXECUTIVE /s/ Scott A. Estes Name: Scott A. Estes
Dated: October 3, 2017	WELLTOWER INC. By: /s/ Matthew McQueen Name: Matthew McQueen Title: Senior Vice President – General Counsel and Corporate Secretary

Exhibit B

WAIVER AND RELEASE OF CLAIMS

UNDER THE 2017-2019 LONG-TERM INCENTIVE PROGRAM

This WAIVER AND RELEASE OF CLAIMS (this “Agreement”) is made by and between Welltower Inc. (the “Company”) and Scott A. Estes on behalf of himself or herself and his or her agents, heirs, executors, administrators, successors and assigns (collectively referred to herein as “Employee”).

1.       General Release of Claims.

1.1.     General Release of All Claims.  In exchange for the payments and benefits provided by the Company under the terms of the Welltower Inc. 2017-2019 Long-Term Incentive Program (the “Program”), which Employee acknowledges and agrees provide adequate consideration to which Employee would not otherwise be entitled, Employee unconditionally, knowingly and voluntarily releases, remises, and forever discharges the Company and any of its past or present subsidiaries, divisions, joint ventures, affiliates, related entities, predecessors, merged entities and parent entities, benefit plans, and all of their respective past and present officers, directors, stockholders, employees, partners, members, managers, owners, consultants and advisors, benefit plan administrators and trustees, agents, attorneys, insurers, representatives, affiliates and all of their respective successors and assigns (collectively, the “Company Released Parties”), from any and all claims, actions, causes of action, demands, obligations, grievances, suits, losses, debts and expenses (including attorney’s fees and costs), damages and claims in law or in equity of any nature whatsoever, known or unknown, suspected or unsuspected, Employee ever had, now has, or may ever have against any Company Released Party  up to and including the day on which Employee signs this Agreement.  Without limiting the generality of the foregoing, subject to Section 1.2 below, the claims Employee is waiving include, but are not limited to, (a) any claims, demands, and causes of action alleging violations of public policy, or of any federal, state, or local law, statute, regulation, executive order, or ordinance, or of any duties or other obligations of any kind or description arising in law or equity under foreign, federal, state, or local law, regulation, ordinance, or public policy having any bearing whatsoever on the terms or conditions of Employee’s employment with or by the Company or the termination or resignation of Employee’s employment with the Company or any association or transaction with or by the Company; (b) all claims of discrimination or harassment on the basis of age, sex, race, national origin, religion, sexual orientation, disability, veteran status or any other legally protected category; (c) all claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Fair Labor Standards Act, the Genetic Information Nondiscrimination Act, 42 U.S.C. § 1981, and all other federal, state and local fair employment and anti-discrimination laws, all as amended, including without limitation the Ohio Civil Rights Act, O.R.C. § 4112.01 et seq., the Ohio Age Discrimination in Employment Act, O.R.C. § 4112.14, the Ohio Uniformed Services Employment and Reemployment Act, O.R.C. §§ 5903.01, 5903.02; (d) all claims under the Worker Adjustment and Retraining Notification Act and similar state and local statutes, all as amended; (e) all claims under the National Labor Relations Act, as amended; (f) all claims under the Family and Medical Leave Act and other federal, state and local leave laws, all as amended; (g) all claims under the Employee Retirement Income Security Act, as amended (except with respect to accrued vested benefits under any retirement or 401(k) plan in accordance with the terms of such plan and applicable law); (h) all claims under the Sarbanes-Oxley Act of 2002, the False Claims Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities Exchange Act of 1934, the Commodity Exchange Act, the Consumer Financial Protection Act, the American Recovery and Reinvestment Act, the Foreign Corrupt Practices Act, and the EU Competition Law, all as amended; (i) all claims of whistleblowing and retaliation under federal, state and local laws, including without limitation the Ohio Whistleblower Protection Act, O.R.C. § 4113.51 et. seq., Ohio statutory provisions regarding retaliation/discrimination for pursuing a workers compensation claim; (j) all claims under the Ohio Minimum Fair Wages Act, O.R.C. §  4111.01 et seq.; (k) all claims under the Ohio Wage Payment Act, O.R.C. §  4113.15; (l) all claims under any principle of common law or sounding in tort or contract; (m) all claims concerning any right to reinstatement; (n) all claims under the Immigration Reform and Control Act; (o) all claims under the Fair Credit Reporting Act; (p) all claims under The Equal Pay Act; (q) all claims for attorneys’ fees, costs, damages or other relief (monetary, equitable or otherwise), whether under foreign, federal, state or local law, whether statutory, regulatory or common law, to the fullest extent permitted by law; and (r) all claims under any policy, agreement, contract, understanding or promise, written or oral, formal or informal, between any of the Company Released Parties and Employee.  Further, each of the persons and entities released herein is intended to and shall be a third-party beneficiary of this Agreement.

1.2.     Claims Not Released.  This release of claims does not affect or waive: (a) benefits and/or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; (b) any claims Employee may have for his or her own vested accrued employee benefits under the terms of the Company’s health, welfare, or retirement benefit plans as of

Employee’s last day of employment with the Company; (c) any right to pursue claims which by law cannot be waived by signing this Agreement; (d) Employee’s rights to indemnification under any indemnification agreement he or she has with the Company or any other Company Released Party and/or under the Company’s or any Company Released Party’s charter or bylaws, or to whatever coverage Employee may have under the Company’s or any Company Released Party’s directors’ and officers’ insurance policy for acts and omissions when Employee was an officer or director of the Company or of any Company Released Party; or (e) Employee’s right to enforce this Agreement and the Resignation Agreement between the Company and Employee, dated October 3, 2017 (the “Resignation Agreement”) (including, for the avoidance of doubt, his rights with respect to the equity awards described in Exhibit C of the Resignation Agreement).

1.3.     Government Agencies.  Notwithstanding any other provision in this Agreement to the contrary, nothing contained in this Agreement limits Employee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (each a “Government Agency”). Employee further understands that this Agreement does not limit Employee’s ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. However, to the maximum extent permitted by law, Employee agrees that if such a charge or complaint is made, Employee shall not be entitled to recover any individual monetary relief or other individual remedies.  This Agreement does not limit or prohibit Employee’s right to receive an award for information provided to any Government Agency to the extent that such limitation or prohibition is a violation of law.

1.4.     Collective/Class Action Waiver.  If any claim is not subject to release, to the extent permitted by law, Employee waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which the Company or any other Company Released Party is a party.

1.5.     Release of Unknown Claims.   Employee intends that this release of claims cover all claims described above, whether or not known to Employee.  Employee further recognizes the risk that, subsequent to the execution of this Agreement, Employee may incur loss, damage or injury which Employee attributes to the claims encompassed by this release.  Employee also expressly waives and relinquishes, to the fullest extent permitted by law, any and all rights he or she may have under California Civil Code Section 1542, or the comparable provisions of the laws of any other jurisdiction, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

2.       Acknowledgments and Affirmations.

2.1.     Employee affirms that Employee has not filed, caused to be filed, or presently is a party to any claim against any Company Released Party.  Employee also represents and warrants that there has been no assignment or other transfer of any interest in any claim by Employee that is covered by the release set forth in Section 1.

2.2.     Employee affirms that (a) except for the benefits referred to in Section 1.2(b) above, Employee has been paid and/or has received all compensation, wages, bonuses, commissions, and/or benefits which are considered earned and therefore due and payable as of the date Employee signs this Agreement; (b) Employee has been granted any leave to which Employee was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws; (c) Employee has no known workplace injuries or occupational diseases; (d) Employee has not been retaliated against for reporting any allegations of wrongdoing by the Company or its officers; (e) Employee has not been prohibited, restricted or otherwise interfered with by any Company Released Party from communicating with any Governmental Agency as described in Section 1.3 above; and (f) all of the Company’s decisions regarding Employee’s pay and benefits through the date of Employee’s execution of this Agreement were, to Employee’s knowledge, not discriminatory based on age, sex, race, national origin, religion, sexual orientation, disability, veteran status or any other classification protected by law.

2.3.     Employee affirms and agrees that Employee has not divulged any proprietary or confidential information of the Company and will continue to maintain the confidentiality of such information consistent with the Company’s policies and Employee’s agreement(s) with the Company and/or common law. Employee hereby represents and warrants that he or she has not breached any of his or her obligations under Section 4 of the Program and hereby ratifies and affirms such obligations, which shall continue in full force and effect in accordance with their terms.  Employee understands and agrees that upon any violation of the provisions of Section 4 of the Program, any and all payment or benefits under the Program shall immediately stop and Employee shall be obligated to return to the Company any amounts previously paid to Employee under the Program.

3.       No Admission of Wrongdoing.  Employee and the Company agree that neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed at any time for any purpose as an admission by any Company Released Party of wrongdoing or evidence of any liability or unlawful conduct of any kind.

4.       Consultation with Attorney; Voluntary Agreement.  The Company hereby advises Employee to consult with an attorney of his or her choosing prior to signing this Agreement.  Employee understands and agrees that Employee has the right and has been given the opportunity to review this Agreement with an attorney.  Employee acknowledges and agrees that the payments and benefits provided by the Company under the terms of the Welltower Inc. 2017-2019 Long-Term Incentive Program are sufficient consideration to require him or her to comply with his or her obligations under this Agreement.  Employee represents that he or she has read this Agreement and understands its terms and that he or she enters into this Agreement freely, voluntarily, and without coercion. Except as otherwise provided in Section 1.2, EMPLOYEE, FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST EACH AND EVERY COMPANY RELEASED PARTY AS OF THE DATE OF EXECUTION OF THIS AGREEMENT.

5.       Effective Date; Revocation.  Employee acknowledges and agrees that: (a) Employee has been given at least twenty-one (21) days during which to review and consider the provisions of this Agreement, although he or she may at his or her discretion, knowingly and voluntarily, sign and return the Agreement at any earlier time, but Employee may not sign and return the Agreement until on or after his or her last day of employment with the Company; (b) modification of this Agreement does not restart this twenty-one (21)-day consideration period; (c) Employee is waiving rights or claims which may be waived by law in exchange for consideration that is not otherwise due to Employee, including claims and rights under the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), and as otherwise described in this Agreement; (d) rights or claims that may arise after the date this Agreement is executed, including those arising under the ADEA, are not waived by this Agreement; (e) at any time within seven (7) days after signing this Agreement, Employee may revoke this Agreement; and (f) this Agreement is not enforceable until the revocation period has passed without a revocation.

To revoke this Agreement, Employee must send a written statement of revocation delivered by certified mail to Welltower Inc., Attn:  Chief Executive Officer, 4500 Dorr Street, Toledo, OH  43615.  This revocation must be received no later than the seventh (7th) day following Employee’s execution of this Agreement. If no such revocation occurs, this Agreement shall become effective on the eighth (8th) day following execution of this Agreement.

In the event that Employee revokes this Agreement, it shall have no force or effect, and Employee shall have no right to receive or retain any payments and benefits provided by the Company under the terms of the Welltower Inc. 2017-2019 Long-Term Incentive Program.

6.       Severability.  In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of the Agreement shall not in any way be affected or impaired thereby.

7.       Waiver.  No waiver by either party of any breach by the other party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any other provision or condition at the time or at any prior or subsequent time.  This Agreement and the provisions contained in it shall not be construed or interpreted for or against either party because that party drafted or caused that party’s legal representative to draft any of its provisions.

8.       Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Ohio, without regard to principles of conflict of laws of such state.

9.       Headings.  All descriptive headings in this Agreement are inserted for convenience only and shall be disregarded in construing or applying any provision of this Agreement.

10.    Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the dates written below.

Dated: October 3, 2017	EMPLOYEE /s/ Scott A. Estes Name: Scott A. Estes
Dated: October 3, 2017	WELLTOWER INC. By: /s/ Matthew McQueen Name: Matthew McQueen Title: Senior Vice President – General Counsel and Corporate Secretary

Exhibit C

EXISTING EQUITY AWARDS

EXISTING EQUITY AWARDS WITH TIME-BASED VESTING

1)            Restricted Stock

Date of Agreement	Initial Award	Unvested Shares as of Date of Agreement to be fully vested
February 7, 2013	24,028	4,805
February 5, 2015	11,380	2,845
February 12, 2016	14,982	7,490
February 26, 2016	43,068	14,356
TOTAL		29,496

2)            Stock Options

Date of Agreement	Initial Grant	Type of Grant	Exercise Price	Maximum Expiration Date	Options Outstanding*
January 27, 2011	2,033	ISO	$49.17	January 27, 2021	2,033
January 27, 2011	17,449	NSO	$49.17	January 27, 2021	17,449
January 26, 2012	1,744	ISO	$57.33	January 26, 2022	1,744
January 26, 2012	22,561	NSO	$57.33	January 26, 2022	22,561
TOTAL					43,787

*All options are fully vested.

EXISTING EQUITY AWARDS WITH PERFORMANCE-BASED VESTING

1) 3-Year LTIP Shares

Pro rata payment in shares for any award earned under the 2015-2017 Long-Term Incentive Program, the 2016-2018 Long-Term Incentive Program, and the 2017-2019 Long-Term Incentive Program based on Company performance as of September 30, 2017, determined and prorated in accordance with the terms of the respective program.

For the avoidance of doubt, for purposes of the 2015-2017 Long-Term Incentive Program, the 2016-2018 Long-Term Incentive Program, and the 2017-2019 Long-Term Incentive Program, Executive shall be deemed to have had a termination of employment by reason of a “Qualified Termination” on the Termination Date.

2) 3-Year LTIP – Dividend Accrual

The value of accrued dividend equivalents on shares to be issued under the 2015-2017 Long-Term Incentive Program and the 2016-2018 Long-Term Incentive Program from the beginning of each of the performance periods through October 3, 2017, and the 2017-2019 Long-Term Incentive Program from the beginning of the performance period through the date the Issuance Date (as defined in the 2017-2019 Long-Term Incentive Program), in accordance with the terms of the respective program.